Etsy, Inc. Reports Fourth Quarter and Full Year 2024 Results
Highest-ever quarterly revenue achieved in Q4 24
Brooklyn, NY - February 19, 2025 - Etsy, Inc. (NASDAQ: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, today announced financial results for its fourth quarter and full year ended December 31, 2024.
“Despite facing significant GMS headwinds in 2024, we are proud to have delivered year-over-year revenue growth and very strong profitability, while simultaneously investing in our future,” said Josh Silverman, Etsy, Inc. Chief Executive Officer. “Foundational improvements in the Etsy marketplace, particularly in quality, reliability, and in making our app a place for discovery, are already enhancing customer experiences - which we believe will further differentiate the Etsy experience, driving consideration and purchase frequency as we work to get back to GMS growth.”
Fourth quarter 2024 performance highlights include:
•Consolidated GMS was $3.7 billion, down 6.8% year-over-year and down 6.9% on a currency neutral basis.
•Etsy marketplace GMS was $3.3 billion, down 8.6% year-over-year, a result of pressure on consumer discretionary product spending, challenging year-over-year comparisons in a shortened holiday season, category mix, and a highly promotional and competitive retail environment.
◦Etsy marketplace GMS was weak on a year-over-year basis in October and November, with relative acceleration in December, which is partially attributed to the Cyber 5 timing shift.
◦Active buyers were 89.6 million, decreasing 2.6% year-over-year.
◦We reactivated a record 9.8 million lapsed buyers, up 1.3% from the prior year, and we acquired 6.9 million new buyers.
◦GMS per active buyer on a trailing twelve month basis was down 3.5% year-over-year to $121 in the fourth quarter.
◦Our number of habitual buyers was 6.4 million, down 9.5% year-over-year.
•Depop’s fourth quarter GMS was the highest it has been since the business was acquired by Etsy in 2021, contributing to full year GMS growth of 31.6%, as the marketplace benefited from share gains in the United States and favorable trends in re-commerce.
•Consolidated revenue reached a record $852.2 million, up 1.2% versus the fourth quarter of 2023, with take rate (i.e., consolidated revenue divided by consolidated GMS) of 22.8%. Our positive revenue growth was primarily driven by Services revenue, with Etsy Ads the primary contributor as we continued to improve our bidding algorithms on behalf of sellers.
•Consolidated net income was $129.9 million, up 56.0% year-over-year, in part due to restructuring and other exit costs of $27 million recognized in the fourth quarter of 2023. Consolidated net income margin (i.e., net income divided by revenue) was 15.2%, up approximately 530 basis points year-over-year, and diluted net income per share was $1.03.
•Consolidated non-GAAP Adjusted EBITDA was a record $250.6 million, with consolidated non-GAAP Adjusted EBITDA margin (i.e., consolidated non-GAAP Adjusted EBITDA divided by consolidated revenue) of 29.4%.
•We ended the year with $1.2 billion in cash and cash equivalents, short- and long-term investments. Under Etsy’s stock repurchase program, during the fourth quarter of 2024, Etsy repurchased an aggregate of approximately $260 million, or 4.9 million shares, of its common stock.
“As Etsy’s 2024 results again demonstrate, the Company’s marketplaces create tremendous value for the millions of sellers we serve, and our efficient operating model consistently delivers very healthy financial performance,” said Lanny Baker, Etsy’s newly appointed Chief Financial Officer. “Etsy expanded margins and generated consolidated adjusted EBITDA of over $780 million. In addition, by converting approximately 90% of that adjusted EBITDA to Free Cash Flow, the Company was able to deploy a portion of this cash to reduce share count by 12.2 million shares. This financial strength - in combination with Etsy’s highly differentiated product offerings, passionate customer base, and world class team - give me confidence in our future, as we work to re-accelerate GMS growth.”

Fourth Quarter and Full Year 2024 Financial Summary
(in thousands, except percentages; unaudited)
The financial results of Elo7 have been included in our consolidated financial results until August 10, 2023 (the date of sale). The financial measures and key operating metrics we use are:

Three Months Ended December 31,	% (Decline) Growth Y/Y	Year Ended December 31,	% (Decline) Growth Y/Y
2024	2023	2024	2023
GMS (1)	$3,735,942	$4,007,404	(6.8)%	$12,586,952	$13,161,196	(4.4)%
Revenue	$852,162	$842,322	1.2%	$2,808,332	$2,748,377	2.2%
Marketplace revenue	$607,310	$615,795	(1.4)%	$2,020,744	$1,997,190	1.2%
Services revenue	$244,852	$226,527	8.1%	$787,588	$751,187	4.8%
Gross profit	$634,471	$586,565	8.2%	$2,033,778	$1,919,702	5.9%
Operating expenses	$479,339	$471,107	1.7%	$1,653,570	$1,639,861	0.8%
Net income	$129,906	$83,266	56.0%	$303,281	$307,568	(1.4)%
Net income (loss) margin	15.2%	9.9%	530	bps	10.8%	11.2%	(40)	bps
Adjusted EBITDA (Non-GAAP)	$250,641	$235,514	6.4%	$781,538	$754,311	3.6%
Adjusted EBITDA margin (Non-GAAP)	29.4%	28.0%	140	bps	27.8%	27.4%	40	bps

Active sellers (2)	8,134	9,035	(10.0)%	8,134	9,035	(10.0)%
Active buyers (2)	95,459	96,483	(1.1)%	95,459	96,483	(1.1)%
(1)Consolidated GMS for the year ended December 31, 2024 includes Etsy marketplace GMS of $10.9 billion, Reverb GMS of $917.9 million, and Depop GMS of $788.9 million.
(2)Consolidated active sellers and active buyers includes Etsy marketplace active sellers and active buyers of 5.6 million and 89.6 million, respectively, as of December 31, 2024. Consolidated active sellers and active buyers excludes Elo7 active sellers and buyers as of December 31, 2024 and 2023.

Etsy Marketplace Operating Highlights
Our “Right to Win” is centered on key elements that we believe make the Etsy marketplace a better place to shop and sell and, which, in turn, will bring more buyers, lead to increased frequency and size of purchases, and build trust in the Etsy marketplace. In 2024, we continued to focus on building buyer consideration by making it easier to ‘find the best stuff’ on Etsy, driving association that Etsy sellers offer great value, and making shopping on Etsy more reliable and dependable. During the year we:

•Expanded the diversity of merchandise displayed in search results, incorporating high-quality listing indicators into our search algorithms;
•Launched the Etsy Search Visibility Page to provide sellers more insights into how they appear in search;
•Revamped the Etsy homepage to index more heavily on inspiration, and deepened investments in our Etsy app, which grew to represent 42% of 2024 GMS;
•Introduced ‘Creativity Standards’ to help clarify why items belong on Etsy;
•Made significant product improvements to the ‘Gifting’ shopping experience and expanded marketing for this purchase occasion;
•Ran multiple full-funnel marketing campaigns which put our sellers ‘front and center,’ and scaled mid-funnel paid social channels;
•Introduced ‘Etsy Insider,’ a new beta loyalty program, designed to drive increased purchase frequency and long-term customer loyalty;
•Implemented a shop set-up fee, which, combined with enhanced trust and safety measures, resulted in a significant reduction in fraudulent onboarding.

Select highlights of fourth quarter business initiatives for the Etsy marketplace are outlined below:
Product: During the holiday season, we focused on providing a reliable and joyful experience. For example, we:
•Implemented machine learning models into determining estimated delivery dates (“EDD”) for the first time, making the average EDD more than two days sooner for U.S. Domestic orders placed during the peak holiday shopping season;
•Added new shipping partners in the United States and Canada to help sellers more efficiently manage and ship orders;
•Expanded the use of conversational AI in support channels, allowing us to significantly scale support availability for our community;
•Launched the option for eligible buyers to receive their refunds as Etsy credit, making it easier to spend on another Etsy item;
•Developed more consistent communications to help sellers understand enforcement actions.
Marketing: We worked to make Etsy more top-of-mind for buyers during the holidays, including:
•Curated shopping experiences focused on ‘on sale’ items offered by our sellers, complemented by Etsy-funded promotions, one on Cyber Monday and one in the middle of December;
•Full funnel marketing activations for our holiday brand creative across multiple channels, including linear and digital TV, social media, and influencer and experiential strategies;
•Expanded online and in-store gift card offerings in the United States to appeal to last minute shoppers;
•Launched a new dynamic system to maximize listing-level ROI profitability by more efficiently segmenting Product Listing Ads.
Below are a few fourth quarter 2024 operational highlights for our subsidiary marketplaces:

•Reverb’s Outlet & Exclusive categories continued to outperform others, with double-digit percentage year-over-year GMS growth during the holiday season;
•Reverb’s paid social video strategy continued to outperform benchmarks and drive both revenue and efficiency;
•Launched an improved Seller Dashboard to better surface actionable insights and tools which help professional sellers price their gear competitively.

•Depop's new listing growth accelerated in Q4, following the earlier removal of seller fees and introduction of buyer fees in the United States and United Kingdom;
•Continued to scale mid-funnel YouTube presence and built efficiencies in performance marketing channels;
•Improved both the relevance of users’ search results and recommendations as well as the completeness and accuracy of information collected during the listing process.

Consolidated First Quarter 2025 Financial Guidance and Outlook Commentary

Q1 25 Guidance
GMS	We currently anticipate that consolidated first quarter 2025 GMS will decline at a rate similar to the year-over-year performance reported for the fourth quarter of 2024
Take Rate	~23%
Adjusted EBITDA Margin	~25-26%
Regarding Etsy’s focus areas for 2025, Mr. Silverman commented, “We are moving with urgency to increase buyer engagement, drive more sales, and return to GMS growth. By infusing ‘Discovery’ more deeply into the Etsy marketplace, we are working towards building more joyful shopping journeys for our buyers while simultaneously unlocking a wealth of insights about their evolving tastes and preferences. This will support our vision to craft increasingly personalized and resonant experiences that feel uniquely tailored to them.”
Silverman continued, “2025 marks Etsy’s 20th anniversary. For the past two decades, Etsy has been the home for creativity and self expression. In today’s world of automation and generic, commoditized goods, we believe our mission has never been more important. As I look ahead to what’s in store, I feel deep conviction in the power of our brand, Etsy’s millions of incredible sellers, and our strong team.”

Regarding Etsy’s 2025 financial outlook, Mr. Baker commented, “We see several factors that we believe should position the Etsy marketplace for improved GMS performance beyond the first quarter. In addition, we’re committed to maintaining a strong bottom line and generating healthy free cash flow, while also investing in the things which will further differentiate Etsy, build our opportunity, and drive our long-term growth.”
Please note that our guidance assumes currency exchange rates remain unchanged at current levels.

With respect to our expectations under “Consolidated First Quarter 2025 Financial Guidance and Outlook Commentary” above, reconciliation of Adjusted EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from Adjusted EBITDA; in particular, stock-based compensation expense, foreign exchange (gain) loss, acquisition, divestiture, and other corporate structure-related expenses, and other non-recurring expenses can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Webcast and Conference Call Information
Etsy will host a video webcast conference call to discuss these results at 8:30 a.m. Eastern Time today, which will be live-streamed via the Company’s Investor Relations website (investors.etsy.com) under the Events section. Published research analysts will be provided an opportunity to ask company management live questions on the call. A copy of the earnings call presentation will also be posted to our website.
A replay of the video webcast will be available through the same link following the conference call starting at 12:00 p.m. Eastern Time today, for at least three months thereafter.
About Etsy
Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces — which collectively create a “House of Brands” — share our mission, common levers for growth, similar business models, and a strong commitment to use business and technology to strengthen communities and empower people. Our primary Etsy marketplace is the global destination for unique, creative goods from independent sellers. It connects artisans and entrepreneurs with thoughtful consumers seeking items that reflect their tastes and values. In addition to providing them with access to tens of millions of buyers, we offer tools and services to help sellers grow.
Etsy, Inc.’s “House of Brands” portfolio also includes fashion resale marketplace Depop and musical instrument marketplace Reverb. Each Etsy, Inc. marketplace operates independently, while benefiting from shared expertise in product development, marketing, technology, and customer support.
Etsy was founded in 2005 and is headquartered in Brooklyn, New York.
Etsy has used, and intends to continue using, its Investor Relations website and the Etsy News Blog (etsy.com/news) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Etsy News Blog in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Investor Relations Contact:
Deb Wasser, Vice President, Investor Relations
Sarah Marx, Director, Investor Relations
ir@etsy.com
Media Relations Contact:
Lauren Bayse, Senior Director, Corporate Communications
press@etsy.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains or references forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements relating to our financial guidance for the first quarter of 2025 and underlying assumptions; expectations regarding improved GMS performance beyond the first quarter; the ability of our foundational improvements to drive consideration and purchase frequency; our ability to get back to GMS growth; the ability of our operating model to deliver healthy financial performance; our ability to re-accelerate GMS growth; the impact of our "Right to Win", and our work to build a more joyful shopping experience. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “could,” “enable,” “estimate,” “expect,” “goal,” “intend,” “may,” “outlook,” “plan,” “potential,” “target,” “will,” or similar expressions and derivative forms and/or the negatives of those words.
Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include but are not limited to: (1) the fluctuation of our quarterly operating results; (2) our failure to meet our publicly announced guidance or other expectations; (3) the importance to our success of the trustworthiness of our marketplaces and our ability to attract and retain active and engaged communities of buyers and sellers; (4) any real or perceived inaccuracies in our operational metrics; (5) if we or our third-party providers are unable to protect against technology vulnerabilities, service interruptions, security breaches, or other cyber incidents; (6) our dependence on continued and unimpeded access to third-party services, platforms, and infrastructure; (7) operational and compliance risks related to our payments systems; (8) the global scope of our business; (9) our ability to recruit and retain employees; (10) our ability to compete effectively; (11) our ability to enhance our current offerings and develop new offerings to respond to the changing needs of sellers and buyers; (12) our environmental, social, and governance Impact strategy; (13) our efforts to expand internationally; (14) acquisitions, dispositions, or strategic partnerships that may prove unsuccessful or divert management attention; (15) our ability to deal effectively with fraud or other illegal activity; and (16) litigation and evolving global legal and regulatory requirements, including privacy and data protection laws, tax laws, product liability laws, laws regulating speech and platform monitoring or moderation, antitrust laws, intellectual property and counterfeiting regulations. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur.
Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Etsy, Inc.
Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$811,178	$914,323
Short-term investments	228,322	236,118
Accounts receivable, net	8,702	24,734
Prepaid and other current assets	89,931	129,884
Funds receivable and seller accounts	189,558	265,387
Total current assets	1,327,691	1,570,446
Property and equipment, net	236,706	249,794
Goodwill	137,089	138,377
Intangible assets, net	413,898	457,140
Deferred tax assets	145,630	137,776
Long-term investments	111,725	86,676
Other assets	45,043	45,191
Total assets	$2,417,782	$2,685,400
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$25,979	$29,920
Accrued expenses	374,947	353,553
Finance lease obligations—current	6,148	6,079
Funds payable and amounts due to sellers	189,558	265,387
Deferred revenue	19,213	14,635
Other current liabilities	49,268	41,207
Total current liabilities	665,113	710,781
Finance lease obligations—net of current portion	93,482	99,620
Deferred tax liabilities	7,957	13,192
Long-term debt, net	2,288,083	2,283,817
Other liabilities	122,013	121,705
Total liabilities	3,176,648	3,229,115
Total stockholders' deficit	(758,866)	(543,715)
Total liabilities and stockholders’ deficit	$2,417,782	$2,685,400

Etsy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$852,162	$842,322	$2,808,332	$2,748,377
Cost of revenue	217,691	255,757	774,554	828,675
Gross profit	634,471	586,565	2,033,778	1,919,702
Operating expenses:
Marketing	285,165	261,076	856,565	759,196
Product development	111,466	117,488	443,056	469,332
General and administrative	82,708	92,543	353,949	343,242
Asset impairment charges	—	—	—	68,091
Total operating expenses	479,339	471,107	1,653,570	1,639,861
Income from operations	155,132	115,458	380,208	279,841
Other income (expense), net	23,201	(6,290)	30,567	12,979
Income before income taxes	178,333	109,168	410,775	292,820
(Provision) benefit for income taxes	(48,427)	(25,902)	(107,494)	14,748
Net income	$129,906	$83,266	$303,281	$307,568
Net income per share attributable to common stockholders:
Basic	$1.17	$0.70	$2.64	$2.51
Diluted	$1.03	$0.62	$2.35	$2.24
Weighted average common shares outstanding:
Basic	110,630	119,599	114,944	122,503
Diluted	127,245	136,553	131,721	140,145

Etsy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$303,281	$307,568
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	282,847	284,558
Depreciation and amortization expense	108,074	91,323
Provision for expected credit losses	11,950	19,634
Asset impairment charges	—	68,091
Deferred benefit for income taxes	(14,445)	(50,086)
Loss on sale of business	—	2,630
Other non-cash (income) expense, net	(18,962)	5,499
Changes in operating assets and liabilities, net of sale of business	79,724	(23,704)
Net cash provided by operating activities	752,469	705,513
Cash flows from investing activities
Cash paid for intangible assets	—	(12)
Purchases of property and equipment	(14,208)	(12,938)
Website and app development	(29,290)	(26,958)
Purchases of investments	(330,763)	(342,850)
Sales and maturities of investments	321,160	309,451
Net cash used in investing activities	(53,101)	(73,307)
Cash flows from financing activities
Payment of tax obligations on vested equity awards	(61,588)	(83,441)
Repurchase of stock	(723,899)	(576,968)
Proceeds from exercise of stock options	3,907	14,228
Payments on finance lease obligations	(6,091)	(6,278)
Other financing, net	503	(4,074)
Net cash used in financing activities	(787,168)	(656,533)
Effect of exchange rate changes on cash	(15,345)	12,031
Net decrease in cash, cash equivalents, and restricted cash	(103,145)	(12,296)
Cash, cash equivalents, and restricted cash at beginning of period	914,323	926,619
Cash and cash equivalents at end of period	$811,178	$914,323

Currency-Neutral GMS Growth
We calculate currency-neutral GMS growth by translating current period GMS for goods sold that were listed in non-U.S. dollar currencies into U.S. dollars using prior year foreign currency exchange rates.
As reported and currency-neutral GMS decline for the periods presented below is as follows:

	Quarter-to-Date Period Ended			Year-to-Date Period Ended
	As Reported	Currency-Neutral	FX Impact	As Reported	Currency-Neutral	FX Impact
December 31, 2024	(6.8)%	(6.9)%	0.1%	(4.4)%	(4.5)%	0.1%
December 31, 2023	(0.7)%	(1.6)%	0.9%	(1.2)%	(1.2)%	—%

Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands, except percentages; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Income	$129,906	$83,266	$303,281	$307,568
Excluding:
Stock-based compensation expense (1)	68,155	68,476	282,847	284,558
Depreciation and amortization	26,402	23,033	108,074	91,323
Provision (benefit) for income taxes	48,427	25,902	107,494	(14,748)
Interest and other non-operating income, net	(4,111)	(4,904)	(17,176)	(21,957)
Foreign exchange (gain) loss	(19,090)	11,194	(13,391)	6,348
Retroactive non-income tax expense (2)	—	—	6,124	—
Restructuring and other exit costs	909	26,577	2,807	26,577
Acquisition, divestiture, and corporate structure-related expenses	43	1,970	1,478	3,921
Asset impairment charges	—	—	—	68,091
Loss on sale of business	—	—	—	2,630
Adjusted EBITDA	$250,641	$235,514	$781,538	$754,311
Divided by
Revenue	$852,162	$842,322	$2,808,332	$2,748,377
Adjusted EBITDA margin	29.4%	28.0%	27.8%	27.4%

(1)Stock-based compensation expense included in the Condensed Consolidated Statements of Operations for the periods presented below is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$8,071	$7,724	$32,575	$31,246
Marketing	5,499	5,652	23,508	22,784
Product development	35,996	33,246	144,549	146,017
General and administrative	18,589	21,854	82,215	84,511
Stock-based compensation expense	$68,155	$68,476	$282,847	$284,558
(2)Retroactive non-income tax expense related to the digital services tax legislation in Canada, which was enacted on June 28, 2024 retroactive to January 1, 2022.